EXHIBIT 99.2

  Transcript of prepared remarks of August 18, 2003 Cosi, Inc. conference call.

William Forrest: Thank you. Good afternoon. I'm Bill Forrest, Executive Chairman of Cosi. Thank you all for joining us on today's conference call. Due to the pending registration statement, we will not be able to take your questions today. We do encourage all of our shareholders to attend our shareholders meeting later this year, and we look forward to reporting our continued progress to you in the future.

                  With me today is Mr. Kevin Armstrong, President and Chief Executive Officer of Cosi, as well as Mr. Mark Stickney, our new Chief Financial Officer. Today we will give you an update on Cosi's recovery plan.

                  Since April, we have been focused on a four part plan. First, build a new leadership team with extensive restaurant and recovery experience. Second, develop a multi-unit operating discipline to improve our operational execution and establish strong cost controls. Third, refine the Cosi concept and operating system to serve as a franchising platform. And fourth, file our rights offering documentation.

                  What we'd like to accomplish today is update you on our progress through a review of today's management changes, a review of the company's second quarter results, which were reported at the end of last week, and lastly, an update on our activities to improve operational execution at the company.

                  Before we begin, I need to remind everyone that part of our discussion today will include forward-looking statements. These statements are not guarantees of future performance and are inherently subject to risks and uncertainties. You should not place undue reliance on these forward-looking statements. We refer all of you to our filings with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties that may have a direct bearing on our operating results and our performance, and our financial condition.

                  I also need to let you know that a registration statement relating to our proposed rights offering has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted prior to the time the registration statement becomes effective.

                  The earnings press release, our press release today, and today's call shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state where such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  With that said, today we announced some additional management changes that continues the process of rebuilding the senior management team to improve operational execution and position the company to increase shareholder

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value. Ken Betuker, Chief Financial Officer, has resigned from the company. I want to thank Ken Betuker for his hard work and dedication to the company. We strongly believe Ken's replacement, Mark Stickney, is highly qualified to step right in where Ken left off.

                  Mark brings 20 years of financial executive experience, much of it focused on corporate recovery. In fact, Mark has been a consultant to the company since April of this year. Mark also has a background suited to recovery and retail restaurants, and while he has worked as a consultant, he has contributed substantially to the development of the company's operational recovery plan, and we look forward to his future contributions.

                  In addition to the new CFO appointment, we also announced today, Jay Wainwright will be appointed Vice President of Concept Development. With Jay's new appointment, he resigned from the board of directors. Jay previously served Cosi in numerous executive capacities, and is also the co-founder of the original Cosi sandwich bar. We believe Jay's new role suits his creative talents as we seek to build on our position as a menu and concept innovator.

                  Before I pass the call over to Kevin, I wanted to briefly discuss my background, for those of you who do not know me. I think my background and experience are very complimentary to this company's requirements. I'm a managing director of Gleacher Partners restructuring group, and have been designated a certified turnaround professional since 1997. I started my working life in the restaurant industry by working in a number of restaurants throughout high school and college. I attended and received my Bachelor of Arts degree from the Cornell School of Hotel Administration. Further, during my career, I also served as the Chief Executive Officer of Fine Host Corporation - a 900 unit food service company where I was responsible for the operational recovery and financial restructuring of that entity.

                  I believe the board of Cosi selected me to serve in this capacity because of my experience in turnaround, as well as my food service industry knowledge. I recruited Kevin Armstrong to the company for those same reasons. And with him, we look forward to contributing to improving the company's operating performance and building on the Cosi brand to create shareholder value. With that, I would like to turn the call over to Kevin Armstrong, our President and CEO. Kevin.

Kevin Armstrong: Thanks, Bill. I'm going to briefly review second quarter results, and then discuss some of the steps we're taking to improve operating performance at the company. Before I do that, I wanted to tell you about my background.

                  I joined Cosi after leading Long John Silver's as President and COO. At Long John Silver's, I was responsible for developing successful brand strategies that repositioned the brand, improved customer satisfaction, reversed two years of sales decline, and resulted in three years of positive same store sales growth. I also lead cost control efforts to improve profitability of the company, through improving store level margins by 450 basis points.

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                  Prior to my position at LJS, I served as the head of marketing for the Subway Franchisee Advertising Fund Trust. While there, I created and implemented the repositioning of Subway as a healthy alternative to fast food. This brand repositioning reversed the negative sales pattern, and resulted in industry-leading same store sales growth. I've worked as a consultant to the industry, consulting with dozens of brands, and have worked in operations, finance, development, and marketing for Burger King and Hardee's.

                  Moving into our second quarter results, we recorded net revenues of 28.9 million dollars, which represented an increase of 8 million dollars, or 38.3%, from net revenues of 20.9 million in the same period last year. Most of the increase in the quarter was from the full contribution of sales from new units opened in 2002. Six new restaurants opened in the first quarter of 2003, and from the increase in comparable restaurant sales, which were up 5.4% for the quarter. As a reminder, we include a restaurant in our comp base after it's been open for 15 months. At the end of the second quarter, there were 66 restaurants in our comp base. We finished the quarter with 94 units in total.

                  Cost of goods sold in the second quarter increased 2.5 million dollars, or 44.8%, to 8.2 million dollars, from 5.6 million in the second quarter of fiscal 2002. As a percentage of sales, cost of goods sold increased to 28.2% of sales in the second quarter of fiscal 2003, from 27.0% in the second quarter of fiscal 2002. The increase was primarily due to a shift in our sales mix in 2003, when compared to 2002.

                  Food sales increased to 75.9% of total sales, from 69.7% in the last year's quarter, with an offsetting reduction in our beverage sales, which were 24.1% of total sales in this year's quarter, compared to 30.3 in last year's quarter. Our food sales have a higher cost of sales when compared to our beverage sales. Also within the food category, we've seen an increase in the percentage of sales of salads this year. Produce costs were higher in the second quarter this year when compared to last year, due to the adverse weather conditions this spring, and added demand.

                  Restaurant operating expenses increased by 5.5 million dollars, or 44.1%, to 17.8 million dollars in the second quarter of fiscal 2003, from 12.4 million in the second quarter of fiscal 2002. This increase is primarily due to the increase in the number of restaurants in the operation this year. As a percentage of sales, restaurant operating expenses increased to 61.6% of sales in the second quarter of fiscal 2003, from 59.1% in the second quarter of fiscal 2002. This increase as a percentage of sales was primarily due to increases in labor costs.

                  General and administrative costs increased by 200,000 dollars, or 4.9%, to 4.4 million dollars in the second quarter of fiscal 2003, from 4.2 million dollars in the second quarter of fiscal 2002. This increase is primarily due to a 400,000 dollar employee stock compensation charge in this year's quarter. These increases were partially offset by 600,000 dollars in cost reductions associated with reductions in our executive, general, and administrative staff since the beginning of the year. As a percentage of sales, general and administrative costs decreased to 15.3% of sales in the second quarter of fiscal 2003, from 20.2% of sales in the second quarter of fiscal 2002
- primarily due to sales leverage against these costs.

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                  Our net loss for the second quarter of 2003 was 6.35 million dollars, or a loss of 38 cents per share - a reduction of 700,000 dollars from a loss of 5.6 million dollars, or $1.23 cents per share last year. Net loss attributable to common share holders in the second quarter of 2002 included 2.3 million dollars of preferred stock dividends.

                  Turning to our balance sheet, we ended the second quarter 2003 with 3.7 million dollars in cash and cash equivalents. During the first half of fiscal 2003, we financed our requirements for capital with the proceeds from the initial public offering of our common stock that was completed in November of 2002, and from the proceeds of a 3 million dollar note, which we borrowed during the quarter.

                  During the second quarter of fiscal 2003, we recognized 2.8 million dollars of asset impairment and store disposal costs. This entire amount represents impairment charges taken on six under-performing restaurants. Of these six restaurants, three were opened in the second half of fiscal 2002, and one was opened in the first quarter of fiscal 2003. No new restaurants were opened in the second quarter of fiscal 2003. Five new restaurants were opened in the first half of fiscal 2002. We closed three under-performing restaurants in the first quarter of fiscal 2003.

                  As of June 30, 2003, we had 94 restaurants in operation. Since then, we have closed one additional under-performing restaurant. There presently are 13 outlets on our watch-list for improvement. Operation improvement plans are being developed and implemented, and impairment reviews will take place quarterly. A lack of improvement could result in additional impairment charges.

                  As part of our recovery plan, we've taken steps in a number of areas to improve operating performance - let me touch on a few. During the quarter, our comparable same store sales grew 5.4%. We believe our same store sales performance is benefiting from focused operational execution in the restaurants.

                  With so much focus on growth in the last 18 months, restaurant level execution suffered and customers took notice. We have worked hard to keep restaurant level operational change to a minimum, to allow our operators to focus on improving customer satisfaction.

                  In the cost of goods areas, we have taken several steps to reverse our margin slippage. We have implemented a menu rationalization, which significantly reduced inventory SKU's, while trimming slow-moving menu items. We've improved our salad margins by taking a salad price increase, reducing our salad dressing portions, and reduced ingredient SKU's. Simply put, while the salad rollout was successful from a sales perspective, the profit methodology needed reengineering. In addition, our greatest complaint was too much salad dressing, so we reduced salad dressing quantities in our offering.

                  We've also looked closely at all the day parts, and we've eliminated breakfast offerings at 23 locations which were not generating positive cash flow during that day part. Additionally, we've created new

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operation cost of goods management practices in systems, and have already seen positive changes in our margin structure.

                  On the labor side, we've implemented new operational standards to reduce labor costs in restaurants whose labor is above the average for stores of the same volume. All labor scheduling is now approved by a district manager and unit level performance is reviewed weekly, all the way up the operating organization. This gives us much better monitoring and control over labor, and allows us to more quickly react to locations that deviate from our operational standards.

                  In manager and support controllables, we've shifted our standards to fixed dollar budgets from a percentage of revenue. This fixes dollar budgets by line item, and we now have improved expenditure planning, tracking, and accountability in place, and once again, weekly performance measurements by our operating team.

                  Moving from the restaurant operating side, we continue to work diligently on preparing the concept for franchising and licensing. We've completed our concept audit and have developed our brand positioning in concept design principles. We also have completed an organizational assessment to review our preparedness for franchising. We've started our work on the standard Cosi retail prototype and operating system.

                  I want to thank you for your attention today. I'll now return the conversation to Bill.

William Forrest: Thank you very much for your time today. We have updated you on our steps in our recovery plan, our management background and changes, our second quarter performance, and the steps we are taking to improve our operating performance. Once again, we encourage all of our shareholders to attend our shareholder meeting later this year, and we look forward to reporting our continued progress to you in the future. Thank you.